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EXHIBIT 23.1            Consent of Ernst & Young LLP

                Consent of Ernst & Young LLP Independent Auditors



We consent to the use of our report dated March 12, 1999, with respect to the financial statements of Medical and Technical Research Associates, Inc. included in this Current Report on Form 8-K/A of Applied Analytical Industries, Inc.


                                                 /s/ Ernst & Young LLP







Raleigh, North Carolina
June 1, 1999



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